Exhibit 4.5

THIS AGREEMENT is made on                     1999.

BETWEEN:

(1)     ______________________ whose address is at______________________
        (the "Optionholder");

(2) PREMIUM TV LIMITED incorporated in England and Wales with registered number 3426471 and whose registered office is at Bristol House, 1 Lakeside Road, Farnborough Aerospace Centre, Farnborough, Hampshire GU14 6XP (the "Company");

(3) NTL DIGITAL LIMITED whose address is at Bristol House, Farnborough Aerospace Centre, Farnborough, Hampshire GU14 6XP;

(4) NTL COMMUNICATIONS CORP. (FORMERLY KNOWN AS NTL INCORPORATED) whose principal place of business is at 110 East 59th
        Street, New York, NY 10022;

(5) DE FACTO 770 LIMITED (AS TRUSTEE OF THE NTL INCORPORATED EMPLOYEE INCENTIVE TRUST) (the "Trust") whose address is at Bristol House, Farnborough Aerospace Centre, Farnborough, Hampshire, GU14 6XP; and

(6) NTL INCORPORATED whose principal place of business is at 110 East 59th Street, New York, NY 10022 ("NTL")

WHEREAS:

(A) The Optionholder holds the option (the "Option") granted to him by the Company on the terms of the share option agreement dated 3rd July 1998 between the parties to this Agreement (other than the Trust), as amended by a deed dated 2 November 1998 ("the Option Agreement").

(B) The Trust wishes to offer ("the Option Release Offer") the Optionholder in consideration of the surrender to the Company of all the Optionholder's rights under the Option, the option ("the Warrant") the terms of which are described in the warrant agreement attached hereto ("the Warrant Agreement").

IT IS AGREED as follows:

1. The Optionholder accepts the Option Release Offer in respect of the Option and in consideration of the granting to the Optionholder of the Warrant, releases the Company and the other parties to the Option Agreement from all obligations under the Option Agreement so that all the Optionholder's rights arising out of it or deriving from it shall cease.

2. The Optionholder, the Company and the Trust agree that the Warrant is intended to be equivalent in value to the Option but that the total value of the Warrant is no greater than the total value of the Option.

3. In connection with the Option and this Agreement, the Optionholder has no claim or right outstanding whatsoever against the Company or the other parties to the Option Agreement.

4. NTL agrees that promptly after the date hereof, it will register with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, (the "Act") the shares subject to the Warrant, on Form S-8 or such other form as NTL deems necessary. Until the time that such registration is effective, and is not subject to a stop order suspending such effectiveness, the shares will be restricted in accordance with the Act.

5. The Trust, in consideration for the surrender to the Company and the other parties to the Option Agreement of all the Optionholder's rights under the Option Agreement, releases the Optionholder from all obligations under the Option Agreement OTHER THAN those contained in clauses 1, 2 and 15 to 17 (inclusive) of that agreement which shall continue unaffected by this Agreement.

6. In consideration of the Optionholder entering into this Agreement NTL guarantees the full, prompt and complete performance by the Trust of its obligations to the Optionholder under the Warrant Agreement.

IN WITNESS of which the parties have executed this Agreement as a Deed on the date first mentioned above.


SIGNED and DELIVERED as a DEED        )
by                                    )
  __________________________          )
in the presence of                    )    ____________________________________
                                                  ______________________


EXECUTED as a DEED by                 )
PREMIUM TV LIMITED                    )
acting by:                            )    ____________________________________
                                                     Director


                                           ____________________________________
                                                     Director/Secretary

EXECUTED as a DEED by                 )
NTL DIGITAL LIMITED                   )
acting by:                            )    ____________________________________
                                                     Director


                                           ____________________________________
                                                     Director/Secretary

EXECUTED as a DEED by                 )
NTL COMMUNICATIONS CORP.              )
acting by:                            )    ____________________________________
                                                     Authorised signatory


EXECUTED as a DEED by                 )
DE FACTO 770 LIMITED                  )
(as trustee of the NTL Incorporated   )
Employee Incentive Trust)             )
acting by:                            )

                                          _____________________________________
                                                     Director



                                          _____________________________________
                                                     Director/Secretary




EXECUTED as a DEED by                 )
NTL INCORPORATED                      )
acting by:                            )   _____________________________________
                                                     Authorised signatory


EXERCISABLE ON OR AFTER THE DATE OF THIS CERTIFICATE AND ON OR BEFORE JULY 3,
2003
                                                           ___________ Warrants


                            WARRANT CERTIFICATE

                              NTL INCORPORATED

        This Warrant Certificate certifies that (the "Warrant Holder") is the registered holder of 47170 Warrants (the "Warrants") expiring on July 3, 2003 to acquire shares of the common stock, par value $.01 (the "Common Stock"), of NTL Incorporated, a Delaware corporation (the "Company"), each of which shall be fully vested and non-transferable. Each Warrant entitles the Warrant Holder upon exercise at any time from 9:00 a.m. on the date of this Warrant Certificate to 5:00 p.m. New York, New York time, on July 3, 2003 to receive from the Trustee of the NTL Incorporated Employee Incentive Trust (the "Trustee") one fully paid and non-assessable share of Common Stock (each a "Warrant Share") for each Warrant. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth below. The Warrant Holder consents to the terms herein by his signature below.

        No Warrant may be exercised after 5:00 p.m., New York Time on July 3, 2003 and to the extent not exercised by such time such Warrants shall become void.

        Reference is hereby made to the further provisions of this Warrant Certificate attached hereto and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        IN WITNESS WHEREOF, the Trustee has caused this Warrant Certificate to be signed as a deed by two Directors of the Board.

   Date: ___________, 1999

   EXECUTED as a DEED by
   DE FACTO 770 LIMITED (as trustee of the
   NTL Incorporated Employee Incentive Trust)
   acting by:                                        __________________________
                                                     Director
                                                     __________________________
                                                     Director


                            Warrant Certificate


        The Warrant Holder shall be bound by the terms and provisions herein.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on July 3, 2003, entitling the Warrant Holder upon exercise to receive shares of Common Stock of the Company (the "Common Stock").

        The Warrants are being granted as a rollover of options originally granted pursuant to an agreement dated July 3, 1998 among Premium TV Limited, the Warrant Holder, NTL Digital Limited and NTL Incorporated, and are being granted to reflect the parties' original understanding and intentions in the original transaction.

        The holder of the Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election set forth below on this Warrant Certificate properly completed and executed in accordance with the provisions set forth on this Warrant Certificate. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

        Warrant Certificates, when surrendered at the principal corporate office of the Trustee by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

        The Trustee may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Trustee shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

        In the event of the death of the Warrant Holder the personal representatives of the Warrant Holder shall be entitled to exercise the outstanding Warrants in full at any time during the period commencing on and including the date of death and ending on the date which is three calendar months after such date.

        If the outstanding shares of Common Stock are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company issues Common Stock as a dividend or upon a stock split, or if there is a distribution upon the Common Stock of the Company by way of a spin-off of any shares of capital stock or other securities of any subsidiary or other corporation or entity, then the number and kind of shares or securities subject to the Warrants shall be appropriately adjusted so that after the record date for determination of the holders of Common Stock of the Company entitled to participate in any such event, the Warrant Holder shall be entitled to receive such kind and number of shares of Common Stock of the Company or other securities as he would have been entitled to receive had he owned the Common Stock issuable upon exercise of the Warrants on that record date.

        In any case where the Trustee of the Company or any company within the same group of companies as the Company is obliged to account:

        (a) for any tax (or similar liabilities) (in any jurisdiction) for which the Warrant Holder is liable by virtue of the exercise of the Warrants; and/or

        (b) for any employees (but not employers) social security contributions recoverable from the person in question (together the "Tax Liability") the Trustee or relevant company may recover the tax from the Warrant Holder in such manner as the Trustee or relevant company shall think fit and (without prejudice to the generality of the foregoing) no Common Stock shall, unless the Trustee or relevant company otherwise agrees, be issued or transferred to the Warrant Holder unless the Warrant Holder has either:

        (i) made a payment to the Trustee or relevant company of an amount equal to the Tax Liability; or

        (ii) entered into arrangements with the Trustee or relevant company to secure that such a payment is made (whether by authorising the Trustee to procure the sale or some or all of the shares of Common Stock on his behalf and authorising the payment to the Trustee or relevant company of the relevant amount out of the proceeds of sale or otherwise).

        If the Warrant Holder shall not have complied with all his obligations under this clause in respect of any exercise of the Warrant within 10 days of the date on which the relevant shares of Common Stock were otherwise due to be issued or transferred to him, such part of the Option which the Optionholder has so exercised shall (unless the Trustee otherwise agrees) lapse and the Optionholder shall thereupon cease to have any entitlement to such Option Shares.


                        Form of Election to Exercise

                 (To Be Executed Upon Exercise Of Warrant)

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock.

        The undersigned requests that a certificate for such shares be registered in the name ___________________, whose address is __________________
and that shares be delivered to _____________________________________  whose address is _________________________________________.

        If said number of shares is less than all of the shares of Common
Stock available hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _________________, whose address is ___________________________,
               , and that such Warrant Certificate be delivered to whose address is __________________________________________.

Date: _______________

                              Your Signature:

                              (Sign exactly as your name appears on the face of this Warrant)

Signature Guarantee: